EXHIBIT 3.8

        DEAN HELLER
        SECRETARY OF STATE
[LOGO]  204 NORTH CARSON STREET, SUITE 1 CARSON
        CITY, NEVADA 89701-4299
        (775) 684 5708
        WEBSITE: SECRETARYOFSTATE.BIZ

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|                                                     |
|             Certificate of Accompany                |
|                 (PURSUANT TO NRS                    |
|                                                     |
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                                              ABOVE SPACE IS FOR OFFICE USE ONLY

          THIS FORM IS TO ACCOMPANY RESTATED ARTICLES OF INCORPORATION
           (PURSUANT TO NRS 78.403, 82.371, 86.221, 88.355 OR 88A.250)
        (THIS FORM IS ALSO TO BE USED TO ACCOMPANY RESTATED ARTICLES FOR
              LIMITED-LIABILITY COMPANIES, CERTIFICATES OF LIMITED
             PARTNERSHIP, LIMITED-LIABILITY LIMITED PARTNERSHIPS AND
                                BUSINESS TRUSTS)

1.   Name of Nevada entity as last recorded in this office:

     EDGETECH INTERNATIONAL, INC.

2. the articles are being |_| RESTATED or X AMENDED AND RESTATED (check only one). Please entitle your attached articles "RESTATED" OR "AMENDED AND RESTATED," accordingly.

3.   Indicate what changes have been made by checking the appropriate box.*

     |_| No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on ...................
          The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

     |_|  The entity name has been amended.

     |_| The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

     |_|  The purpose of the entity has been amended.

     |_|  The authorized shares have been amended.

     |_|  The directors, managers or general partners have been amended.

     |_|  IRS tax language has been added.

     |_|  Articles have been added.

     |X| Articles have been deleted.

     |_| Other. The articles or certificate have been amended as follows:
     (provide article numbers, if available) The last paragraph of Article II - Stock - has been amended as set forth in the attached Amended and Restated Articles of Incorporation. The authorized number of shares has not changed.


This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must containall of the requirements as set forth in the statutes for amending or altering the articles or certificates

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.